UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  JANUARY 5, 2010  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 3.03  Material Modification to Rights of Security Holders

Accredited Business Consolidators Corp. today received information after the market closed that the Financial Industry Regulatory Authority (FINRA) processed the Company's request to update its new corporate name on the trading system.  The prior name was the Italian Oven Inc.  We should receive a new symbol shortly.  We believe that the symbol change will occur either this week or the beginning of next week.  Once the change occurs, the stock will no longer trade as IOVE but under the Company's new symbol.  Once we are advised of the new symbol, we will announce it.

This corporate action does not alter the number of shares or ownership of stock.  It only changes the name.  There are 436,399,500 common shares of IOVE in existence of which 328,018,200 shares are in the public float (held by CEDE & Co.). The remaining shares are on file with the transfer agent, and 70,546,600 are restricted.

In other developments, the Company filed a report announcing that it acquired certain IOVE shares by purchasing them on the open market.  Specifically, the Company purchased 188,681 shares at $.007.  We purchased shares the shares pursuant to SEC Rule 10b-18. We purchased the shares one hour before the market closed. We did not exceed the higher of the highest independent bid, which was Knight Securities at .007 at the time we placed our order. We only used one broker to place the order, being OptionsXpress Inc. which routed the order to Knight Securities. We did not exceed 25% of the four-week average daily trading volume.  This action should not be misread by shareholders.  In the normal course of business, we may choose to acquire our own shares from time to time.  Our motivation for doing so should not be construed as indicative of our belief relating to the value of the securities.  The shares will be held in the Company's treasury until after our audited reports for 2009 are filed.  After our documents are brought up to date, we will decide whether to sell the shares or retire them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 5, 2010

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William

Vice President

Twitter:  accreditedbiz

fax:  1-267-371-5168